Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Third Quarter 2023

50th W. P. CAREY Anniversary

Investing for the Long Run®

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
CPA:18 – Global	Corporate Property Associates 18 – Global Incorporated
CESH	Carey European Student Housing Fund I, L.P.
NLOP	Net Lease Office Properties
Spin-Off	The spin-off of 59 office properties owned by WPC into NLOP, a separate publicly-traded REIT, which was completed on November 1, 2023
Managed Programs	CPA:18 – Global (prior to the CPA:18 Merger on August 1, 2022) and CESH
U.S.	United States
ABR	Contractual minimum annualized base rent
SEC	Securities and Exchange Commission
NAREIT	National Association of Real Estate Investment Trusts (an industry trade group)
EUR	Euro
EURIBOR	Euro Interbank Offered Rate
SOFR	Secured Overnight Financing Rate
SONIA	Sterling Overnight Index Average
TIBOR	Tokyo Interbank Offered Rate
CPA:18 Merger	Our merger with CPA:18 – Global, which was completed on August 1, 2022

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; same-store pro rata rental income; cash interest expense; and cash interest expense coverage ratio. FFO is a non-GAAP measure defined by NAREIT. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Third Quarter 2023

W. P. Carey Inc.
Overview – Third Quarter 2023

Summary Metrics
As of or for the three months ended September 30, 2023.

Financial Results
	Real Estate Segment
		Total (a)
Revenues, including reimbursable costs – consolidated ($000s)	$448,262	$448,553
Net income attributable to W. P. Carey ($000s)	124,167	125,040
Net income attributable to W. P. Carey per diluted share	0.58	0.58
Normalized pro rata cash NOI from real estate ($000s) (b) (c)	377,149	377,149
Adjusted EBITDA ($000s) (b) (c)	366,641	366,835
AFFO attributable to W. P. Carey ($000s) (b) (c)	284,198	284,392
AFFO attributable to W. P. Carey per diluted share (b) (c)	1.32	1.32

Dividends declared per share – current quarter		1.071
Dividend payout ratio – for the nine months ended September 30, 2023 (d)		80.2%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $54.08 ($000s)		$11,569,108
Pro rata net debt ($000s) (e)		8,293,209
Enterprise value ($000s)		19,862,317

Total consolidated debt ($000s)		8,287,714
Gross assets ($000s) (f)		20,430,845
Liquidity ($000s) (g)		1,801,621

Pro rata net debt to enterprise value (c)		41.8%
Pro rata net debt to adjusted EBITDA (annualized) (b) (c)		5.7x
Total consolidated debt to gross assets		40.6%
Total consolidated secured debt to gross assets		3.8%
Cash interest expense coverage ratio (b) (c)		5.4x

Weighted-average interest rate (c)		3.3%
Weighted-average debt maturity (years) (c)		3.7

Moody's Investors Service – issuer rating		Baa1 (stable)
Standard & Poor's Ratings Services – issuer rating		BBB+ (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (h)		$1,459,174
ABR – unencumbered portfolio (% / $000s) (h) (i)	92.4% /	$1,348,557
Number of net-leased properties		1,472
Number of operating properties (j)		98
Number of tenants – net-leased properties		395

ABR from top ten tenants as a % of total ABR – net-leased properties		18.9%
ABR from investment grade tenants as a % of total ABR – net-leased properties (k)		28.2%
Contractual same-store growth (l)		4.2%

Net-leased properties – square footage (millions)		179.2

Occupancy – net-leased properties		98.9%
Weighted-average lease term (years)		11.0

Investment volume – current quarter ($000s)		$39,943
Dispositions – current quarter ($000s)		148,058

Maximum commitment for capital investments and commitments expected to be completed during 2023 ($000s)		35,202
________

Investing for the Long Run® | 1

W. P. Carey Inc.
Overview – Third Quarter 2023

(a)Includes immaterial amounts from our Investment Management segment.
(b)Normalized pro rata cash NOI, adjusted EBITDA, AFFO and cash interest expense coverage ratio are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(c)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(d)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.
(e)Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(f)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $1.1 billion and above-market rent intangible assets of $506.4 million.
(g)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, and (iii) available proceeds under our equity forward sale agreements.
(h)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(i)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(j)Comprised of 86 self-storage properties, ten hotels and two student housing properties.
(k)Percentage of portfolio is based on ABR, as of September 30, 2023. Includes tenants or guarantors with investment grade ratings (20.7%) and subsidiaries of non-guarantor parent companies with investment grade ratings (7.5%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(l)See the Same-Store Analysis section for a description of contractual same-store growth.

Investing for the Long Run® | 2

W. P. Carey Inc.
Overview – Third Quarter 2023

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Normalized Pro Rata Cash NOI (a) (b)	Three Months Ended Sep. 30, 2023	Year-to-Date Sep. 30, 2023
Net lease properties	$353,244	$1,054,111
Self-storage and other operating properties (c)	23,905	70,281
Total normalized pro rata cash NOI (a) (b)	$377,149	$1,124,392

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Sep. 30, 2023
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)		$218,635
Cash and cash equivalents		136,438
Las Vegas retail complex construction loan (e)		232,941
Other secured loans receivable, net		11,250
Other assets, net:
Investment in shares of Lineage Logistics (a cold storage REIT)		$404,921
Straight-line rent adjustments		346,540
Deferred charges		85,716
Restricted cash, including escrow		77,486
Office lease right-of-use assets, net		55,557
Non-rent tenant and other receivables		52,353
Taxes receivable		39,308
Securities and derivatives		35,429
Prepaid expenses		22,552
Deferred income taxes		19,500
Leasehold improvements, furniture and fixtures		14,137
Rent receivables (f)		4,093
Due from affiliates		382
Other		33,376
Total other assets, net		$1,191,350

Liabilities
Total pro rata debt outstanding (b) (g)		$8,429,647
Dividends payable		233,331
Deferred income taxes		171,929
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$164,268
Operating lease liabilities		142,685
Prepaid and deferred rents		142,044
Tenant security deposits		79,838
Accrued taxes payable		49,003
Other		61,127
Total accounts payable, accrued expenses and other liabilities		$638,965
________
(a)Normalized pro rata cash NOI is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Other operating properties include ten hotels and two student housing properties.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in the Harmon Retail Corner in Las Vegas.
(e)Represents a construction loan for a retail complex in Las Vegas, Nevada, which is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. See the Investment Activity – Investment Volume section for additional information about this investment.
(f)Comprised of rent receivables that were substantially collected as of the date of this report.
(g)Excludes unamortized discount, net totaling $31.4 million and unamortized deferred financing costs totaling $22.4 million as of September 30, 2023.

Investing for the Long Run® | 3

W. P. Carey Inc.
Financial Results
Third Quarter 2023

Investing for the Long Run® | 4

W. P. Carey Inc.
Financial Results – Third Quarter 2023

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Revenues
Real Estate:
Lease revenues	$369,159	$369,124	$352,336	$347,636	$331,902
Income from finance leases and loans receivable	27,575	27,311	20,755	17,472	20,637
Operating property revenues	49,218	50,676	40,886	28,951	21,350
Other lease-related income	2,310	5,040	13,373	8,083	8,192
	448,262	452,151	427,350	402,142	382,081
Investment Management:
Asset management revenue	194	303	339	383	1,197
Reimbursable costs from affiliates	97	124	101	104	344
	291	427	440	487	1,541
	448,553	452,578	427,790	402,629	383,622
Operating Expenses
Depreciation and amortization	144,771	143,548	156,409	140,749	132,181
Operating property expenses	26,570	26,919	21,249	11,719	9,357
General and administrative	23,258	24,788	26,448	22,728	22,299
Reimbursable tenant costs	20,498	20,523	21,976	21,084	18,874
Impairment charges — real estate	15,173	—	—	12,734	—
Property expenses, excluding reimbursable tenant costs	13,021	5,371	12,772	13,879	11,244
Stock-based compensation expense	9,050	8,995	7,766	9,739	5,511
Merger and other expenses (a)	4,152	1,419	24	2,058	17,667
Reimbursable costs from affiliates	97	124	101	104	344
Impairment charges — Investment Management goodwill (b)	—	—	—	—	29,334
	256,590	231,687	246,745	234,794	246,811
Other Income and Expenses
Interest expense	(76,974)	(75,488)	(67,196)	(67,668)	(59,022)
Earnings from equity method investments	4,978	4,355	5,236	6,032	11,304
Non-operating income (c)	4,862	4,509	4,626	6,526	9,263
Other gains and (losses) (d)	2,859	(1,366)	8,100	97,059	(15,020)
Gain (loss) on sale of real estate, net (e)	2,401	1,808	177,749	5,845	(4,736)
Gain on change in control of interests (f)	—	—	—	—	33,931
	(61,874)	(66,182)	128,515	47,794	(24,280)
Income before income taxes	130,089	154,709	309,560	215,629	112,531
Provision for income taxes	(5,090)	(10,129)	(15,119)	(6,126)	(8,263)
Net Income	124,999	144,580	294,441	209,503	104,268
Net loss (income) attributable to noncontrolling interests	41	40	(61)	35	660
Net Income Attributable to W. P. Carey	$125,040	$144,620	$294,380	$209,538	$104,928

Basic Earnings Per Share	$0.58	$0.67	$1.39	$1.00	$0.52
Diluted Earnings Per Share	$0.58	$0.67	$1.39	$1.00	$0.51
Weighted-Average Shares Outstanding
Basic	215,097,114	215,075,114	211,951,930	209,281,888	203,093,553
Diluted	215,252,969	215,184,485	212,345,047	209,822,650	204,098,116

Dividends Declared Per Share	$1.071	$1.069	$1.067	$1.065	$1.061
________
(a)Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off. Amount for the three months ended September 30, 2022 is primarily comprised of costs incurred in connection with the CPA:18 Merger.
(b)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(c)Amount for the three months ended September 30, 2023 is comprised of realized gains on foreign currency exchange derivatives of $3.7 million and interest income on deposits of $1.1 million.
(d)Amount for the three months ended September 30, 2023 is primarily comprised of a release of a non-cash allowance for credit losses of $2.5 million.
(e)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon receiving notice of the exercise of a purchase option for a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(f)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.

Investing for the Long Run® | 5

W. P. Carey Inc.
Financial Results – Third Quarter 2023

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Revenues
Lease revenues	$369,159	$369,124	$352,336	$347,636	$331,902
Income from finance leases and loans receivable	27,575	27,311	20,755	17,472	20,637
Operating property revenues	49,218	50,676	40,886	28,951	21,350
Other lease-related income	2,310	5,040	13,373	8,083	8,192
	448,262	452,151	427,350	402,142	382,081
Operating Expenses
Depreciation and amortization	144,771	143,548	156,409	140,749	132,181
Operating property expenses	26,570	26,919	21,249	11,719	9,357
General and administrative	23,258	24,788	26,448	22,728	22,299
Reimbursable tenant costs	20,498	20,523	21,976	21,084	18,874
Impairment charges — real estate	15,173	—	—	12,734	—
Property expenses, excluding reimbursable tenant costs	13,021	5,371	12,772	13,879	11,244
Stock-based compensation expense	9,050	8,995	7,766	9,739	5,511
Merger and other expenses (a)	4,152	1,419	24	2,058	17,667
	256,493	231,563	246,644	234,690	217,133
Other Income and Expenses
Interest expense	(76,974)	(75,488)	(67,196)	(67,668)	(59,022)
Earnings from equity method investments in real estate	4,978	4,355	5,236	6,032	6,447
Non-operating income	4,862	4,509	4,613	6,508	9,264
Gain (loss) on sale of real estate, net (b)	2,401	1,808	177,749	5,845	(4,736)
Other gains and (losses) (c)	2,180	(890)	7,586	96,846	(13,960)
Gain on change in control of interests (d)	—	—	—	—	11,405
	(62,553)	(65,706)	127,988	47,563	(50,602)
Income before income taxes	129,216	154,882	308,694	215,015	114,346
Provision for income taxes	(5,090)	(10,236)	(15,402)	(4,908)	(3,631)
Net Income from Real Estate	124,126	144,646	293,292	210,107	110,715
Net loss (income) attributable to noncontrolling interests	41	40	(61)	35	660
Net Income from Real Estate Attributable to W. P. Carey	$124,167	$144,686	$293,231	$210,142	$111,375

Basic Earnings Per Share	$0.58	$0.67	$1.38	$1.00	$0.55
Diluted Earnings Per Share	$0.58	$0.67	$1.38	$1.00	$0.54
Weighted-Average Shares Outstanding
Basic	215,097,114	215,075,114	211,951,930	209,281,888	203,093,553
Diluted	215,252,969	215,184,485	212,345,047	209,822,650	204,098,116
________
(a)Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off. Amount for the three months ended September 30, 2022 is primarily comprised of costs incurred in connection with the CPA:18 Merger.
(b)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon receiving notice of the exercise of a purchase option for a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(c)Amount for the three months ended September 30, 2023 is primarily comprised of a release of a non-cash allowance for credit losses of $2.5 million.
(d)Amount for the three months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.

Investing for the Long Run® | 6

W. P. Carey Inc.
Financial Results – Third Quarter 2023

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Revenues
Asset management revenue	$194	$303	$339	$383	$1,197
Reimbursable costs from affiliates	97	124	101	104	344
	291	427	440	487	1,541
Operating Expenses
Reimbursable costs from affiliates	97	124	101	104	344
Impairment charges — Investment Management goodwill (a)	—	—	—	—	29,334
	97	124	101	104	29,678
Other Income and Expenses
Other gains and (losses)	679	(476)	514	213	(1,060)
Non-operating income (loss)	—	—	13	18	(1)
Gain on change in control of interests (b)	—	—	—	—	22,526
Earnings from equity method investments in the Managed Programs	—	—	—	—	4,857
	679	(476)	527	231	26,322
Income (loss) before income taxes	873	(173)	866	614	(1,815)
Benefit from (provision for) income taxes	—	107	283	(1,218)	(4,632)
Net Income (Loss) from Investment Management Attributable to W. P. Carey	$873	$(66)	$1,149	$(604)	$(6,447)

Basic Earnings (Loss) Per Share	$0.00	$0.00	$0.01	$0.00	$(0.03)
Diluted Earnings (Loss) Per Share	$0.00	$0.00	$0.01	$0.00	$(0.03)
Weighted-Average Shares Outstanding
Basic	215,097,114	215,075,114	211,951,930	209,281,888	203,093,553
Diluted	215,252,969	215,184,485	212,345,047	209,822,650	204,098,116
________
(a)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(b)Amount for the three months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.

Investing for the Long Run® | 7

W. P. Carey Inc.
Financial Results – Third Quarter 2023

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Net income attributable to W. P. Carey	$125,040	$144,620	$294,380	$209,538	$104,928
Adjustments:
Depreciation and amortization of real property	144,111	142,932	155,868	140,157	131,628
Impairment charges — real estate	15,173	—	—	12,734	—
(Gain) loss on sale of real estate, net (a)	(2,401)	(1,808)	(177,749)	(5,845)	4,736
Gain on change in control of interests (b)	—	—	—	—	(33,931)
Impairment charges — Investment Management goodwill (c)	—	—	—	—	29,334
Proportionate share of adjustments to earnings from equity method investments (d)	2,950	2,883	2,606	2,296	2,242
Proportionate share of adjustments for noncontrolling interests (e)	34	(268)	(299)	(294)	(189)
Total adjustments	159,867	143,739	(19,574)	149,048	133,820
FFO (as defined by NAREIT) Attributable to W. P. Carey (f)	284,907	288,359	274,806	358,586	238,748
Adjustments:
Straight-line and other leasing and financing adjustments	(18,662)	(19,086)	(15,050)	(14,766)	(14,326)
Stock-based compensation	9,050	8,995	7,766	9,739	5,511
Above- and below-market rent intangible lease amortization, net	7,835	8,824	10,861	8,652	11,186
Amortization of deferred financing costs	4,805	5,904	4,940	5,705	5,223
Tax (benefit) expense – deferred and other	(4,349)	(2,723)	4,366	(3,325)	1,163
Merger and other expenses (g)	4,152	1,419	24	2,058	17,667
Other (gains) and losses (h)	(2,859)	1,366	(8,100)	(97,059)	15,020
Other amortization and non-cash items	584	527	472	490	359
Proportionate share of adjustments to earnings from equity method investments (d)	(691)	(255)	(926)	(319)	(2,156)
Proportionate share of adjustments for noncontrolling interests (e)	(380)	(24)	60	(85)	(673)
Total adjustments	(515)	4,947	4,413	(88,910)	38,974
AFFO Attributable to W. P. Carey (f)	$284,392	$293,306	$279,219	$269,676	$277,722

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (f)	$284,907	$288,359	$274,806	$358,586	$238,748
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (f)	$1.32	$1.34	$1.29	$1.70	$1.17
AFFO attributable to W. P. Carey (f)	$284,392	$293,306	$279,219	$269,676	$277,722
AFFO attributable to W. P. Carey per diluted share (f)	$1.32	$1.36	$1.31	$1.29	$1.36
Diluted weighted-average shares outstanding	215,252,969	215,184,485	212,345,047	209,822,650	204,098,116
________
(a)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon receiving notice of the exercise of a purchase option for a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(b)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(c)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(e)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(f)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(g)Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off. Amount for the three months ended September 30, 2022 is primarily comprised of costs incurred in connection with the CPA:18 Merger.
(h)Amount for the three months ended September 30, 2023 is primarily comprised of a release of a non-cash allowance for credit losses of $2.5 million.

Investing for the Long Run® | 8

W. P. Carey Inc.
Financial Results – Third Quarter 2023

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Net income from Real Estate attributable to W. P. Carey	$124,167	$144,686	$293,231	$210,142	$111,375
Adjustments:
Depreciation and amortization of real property	144,111	142,932	155,868	140,157	131,628
Impairment charges — real estate	15,173	—	—	12,734	—
(Gain) loss on sale of real estate, net (a)	(2,401)	(1,808)	(177,749)	(5,845)	4,736
Gain on change in control of interests (b)	—	—	—	—	(11,405)
Proportionate share of adjustments to earnings from equity method investments (c)	2,950	2,883	2,606	2,296	2,242
Proportionate share of adjustments for noncontrolling interests (d)	34	(268)	(299)	(294)	(189)
Total adjustments	159,867	143,739	(19,574)	149,048	127,012
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	284,034	288,425	273,657	359,190	238,387
Adjustments:
Straight-line and other leasing and financing adjustments	(18,662)	(19,086)	(15,050)	(14,766)	(14,326)
Stock-based compensation	9,050	8,995	7,766	9,739	5,511
Above- and below-market rent intangible lease amortization, net	7,835	8,824	10,861	8,652	11,186
Amortization of deferred financing costs	4,805	5,904	4,940	5,705	5,223
Tax (benefit) expense – deferred and other	(4,349)	(2,723)	4,366	(3,862)	(2,789)
Merger and other expenses (f)	4,152	1,419	24	2,058	17,667
Other (gains) and losses (g)	(2,180)	890	(7,586)	(96,846)	13,960
Other amortization and non-cash items	584	527	472	490	359
Proportionate share of adjustments to earnings from equity method investments (c)	(691)	(255)	(926)	(320)	(938)
Proportionate share of adjustments for noncontrolling interests (d)	(380)	(24)	60	(85)	(673)
Total adjustments	164	4,471	4,927	(89,235)	35,180
AFFO Attributable to W. P. Carey – Real Estate (e)	$284,198	$292,896	$278,584	$269,955	$273,567

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$284,034	$288,425	$273,657	$359,190	$238,387
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$1.32	$1.34	$1.29	$1.70	$1.17
AFFO attributable to W. P. Carey – Real Estate (e)	$284,198	$292,896	$278,584	$269,955	$273,567
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$1.32	$1.36	$1.31	$1.29	$1.34
Diluted weighted-average shares outstanding	215,252,969	215,184,485	212,345,047	209,822,650	204,098,116
________
(a)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon receiving notice of the exercise of a purchase option for a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(b)Amount for the three months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(c)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(d)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(e)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(f)Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off. Amount for the three months ended September 30, 2022 is primarily comprised of costs incurred in connection with the CPA:18 Merger.
(g)Amount for the three months ended September 30, 2023 is primarily comprised of a release of a non-cash allowance for credit losses of $2.5 million.

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W. P. Carey Inc.
Financial Results – Third Quarter 2023

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Net income (loss) from Investment Management attributable to W. P. Carey	$873	$(66)	$1,149	$(604)	$(6,447)
Adjustments:
Impairment charges — Investment Management goodwill (a)	—	—	—	—	29,334
Gain on change in control of interests (b)	—	—	—	—	(22,526)
Total adjustments	—	—	—	—	6,808
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (c)	873	(66)	1,149	(604)	361
Adjustments:
Other (gains) and losses	(679)	476	(514)	(213)	1,060
Tax expense – deferred and other	—	—	—	537	3,952
Proportionate share of adjustments to earnings from equity method investments (d)	—	—	—	1	(1,218)
Total adjustments	(679)	476	(514)	325	3,794
AFFO Attributable to W. P. Carey – Investment Management (c)	$194	$410	$635	$(279)	$4,155

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (c)	$873	$(66)	$1,149	$(604)	$361
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (c)	$0.00	$0.00	$0.00	$0.00	$0.00
AFFO attributable to W. P. Carey – Investment Management (c)	$194	$410	$635	$(279)	$4,155
AFFO attributable to W. P. Carey per diluted share – Investment Management (c)	$0.00	$0.00	$0.00	$0.00	$0.02
Diluted weighted-average shares outstanding	215,252,969	215,184,485	212,345,047	209,822,650	204,098,116
________
(a)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(b)Amount for the three months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(c)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

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W. P. Carey Inc.
Financial Results – Third Quarter 2023

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended September 30, 2023.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Method Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$4,116	$(373)	$(12,861)	(c)
Income from finance leases and loans receivable	—	—	518
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	2,489	—	—
Student housing revenues	—	(61)	—
Other lease-related income	1	—	—

Investment Management:
Asset management revenue	—	—	—
Reimbursable costs from affiliates	—	—	—

Operating Expenses
Depreciation and amortization	2,795	34	(147,041)	(d)
Operating property expenses:
Hotel expenses	—	—	—
Self-storage expenses	853	—	(28)
Student housing expenses	—	(26)	—
General and administrative	—	—	—
Reimbursable tenant costs	222	(55)	—
Impairment charges — real estate	—	—	(15,173)	(e)
Property expenses, excluding reimbursable tenant costs	178	(20)	(454)	(e)
Stock-based compensation expense	—	—	(9,050)	(e)
Merger and other expenses	—	—	(4,152)	(f)
Reimbursable costs from affiliates	—	—	—

Other Income and Expenses
Interest expense	(406)	84	4,802	(g)
Earnings from equity method investments:
Income related to joint ventures	(2,151)	—	915	(h)
Non-operating income	7	2	—
Other gains and (losses)	55	339	(3,253)	(i)
Gain on sale of real estate, net	—	—	(2,401)

Provision for income taxes	(63)	3	(4,266)	(j)
Net income attributable to noncontrolling interests	—	(61)	—
________
(a)Represents the break-out by line item of amounts recorded in Earnings from equity method investments.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $7.8 million and the elimination of non-cash amounts related to straight-line rent and other of $20.7 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Adjustment to exclude a non-cash item.
(f)Primarily represents costs incurred in connection with the Spin-Off.
(g)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(h)Adjustments to include our pro rata share of AFFO adjustments from equity method investments.
(i)Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized gains (losses) on foreign currency exchange rate movements, gains (losses) on marketable securities, non-cash allowance for credit losses on loans receivable and finance leases, and other items.
(j)Primarily represents the elimination of deferred taxes.

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W. P. Carey Inc.
Financial Results – Third Quarter 2023

Capital Expenditures
In thousands. For the three months ended September 30, 2023.

Tenant Improvements and Leasing Costs
Tenant improvements	$5,039
Leasing costs	2,353
Tenant Improvements and Leasing Costs	7,392

Maintenance Capital Expenditures
Net-lease properties	1,025
Operating properties	1,048
Maintenance Capital Expenditures	2,073

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$9,465

Non-Maintenance Capital Expenditures
Net-lease properties	$228
Operating properties	—
Non-Maintenance Capital Expenditures	$228

Other Capital Expenditures
Net-lease properties	$445
Operating properties	—
Other Capital Expenditures	$445

Investing for the Long Run® | 12

W. P. Carey Inc.
Balance Sheets and Capitalization
Third Quarter 2023

Investing for the Long Run® | 13

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2023

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	September 30, 2023	December 31, 2022
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$13,390,692	$13,338,857
Land, buildings and improvements — operating properties	1,222,062	1,095,892
Net investments in finance leases and loans receivable	1,172,671	771,761
In-place lease intangible assets and other	2,696,403	2,659,750
Above-market rent intangible assets	771,071	833,751
Investments in real estate	19,252,899	18,700,011
Accumulated depreciation and amortization (a)	(3,438,183)	(3,269,057)
Assets held for sale, net	102,015	57,944
Net investments in real estate	15,916,731	15,488,898
Equity method investments	351,537	327,502
Cash and cash equivalents	136,438	167,996
Other assets, net	1,191,350	1,080,227
Goodwill	1,034,183	1,037,412
Total assets	$18,630,239	$18,102,035

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,902,854	$5,916,400
Unsecured term loans, net	1,083,597	552,539
Unsecured revolving credit facility	516,513	276,392
Non-recourse mortgages, net	784,750	1,132,417
Debt, net	8,287,714	7,877,748
Accounts payable, accrued expenses and other liabilities	638,965	623,843
Below-market rent and other intangible liabilities, net	153,049	184,584
Deferred income taxes	171,929	178,959
Dividends payable	233,331	228,257
Total liabilities	9,484,988	9,093,391

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 213,925,817 and 210,620,949 shares, respectively, issued and outstanding	214	211
Additional paid-in capital	11,970,559	11,706,836
Distributions in excess of accumulated earnings	(2,616,638)	(2,486,633)
Deferred compensation obligation	62,046	57,012
Accumulated other comprehensive loss	(281,820)	(283,780)
Total stockholders' equity	9,134,361	8,993,646
Noncontrolling interests	10,890	14,998
Total equity	9,145,251	9,008,644
Total liabilities and equity	$18,630,239	$18,102,035
________
(a)Includes $1.8 billion and $1.7 billion of accumulated depreciation on buildings and improvements as of September 30, 2023 and December 31, 2022, respectively, and $1.6 billion of accumulated amortization on lease intangibles as of both September 30, 2023 and December 31, 2022.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2023

Capitalization
In thousands, except share and per share amounts. As of September 30, 2023.

Description	Shares	Share Price	Market Value
Equity
Common equity	213,925,817	$54.08	$11,569,108
Preferred equity			—
Total Equity Market Capitalization			11,569,108

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			879,048
Unsecured term loans (due February 20, 2025)			558,611
Unsecured term loans (due April 24, 2026)			529,700
Unsecured revolving credit facility (due February 20, 2025)			516,513
Senior unsecured notes:
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			529,700
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			529,700
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			529,700
Due April 15, 2028 (EUR)			529,700
Due July 15, 2029 (USD)			325,000
Due September 28, 2029 (EUR)			158,910
Due June 1, 2030 (EUR)			556,185
Due February 1, 2031 (USD)			500,000
Due February 1, 2032 (USD)			350,000
Due September 28, 2032 (EUR)			211,880
Due April 1, 2033 (USD)			425,000
Total Pro Rata Debt			8,429,647

Total Capitalization			$19,998,755
________
(a)Excludes unamortized discount, net totaling $31.4 million and unamortized deferred financing costs totaling $22.4 million as of September 30, 2023.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2023

Debt Overview
Dollars in thousands. Pro rata. As of September 30, 2023.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed (d)	$556,813	4.8%	$138,401	2.6%	$46,228	4.2%	$741,442	8.8%	4.3%	1.6
Floating	—	—%	97,420	5.5%	40,186	4.6%	137,606	1.6%	5.3%	0.7
Total Pro Rata Non-Recourse Debt	556,813	4.8%	235,821	3.8%	86,414	4.4%	879,048	10.4%	4.5%	1.5

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	5.9%	4.6%	0.5
Due July 19, 2024	—	—%	529,700	2.3%	—	—%	529,700	6.3%	2.3%	0.8
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	5.3%	4.0%	1.3
Due April 9, 2026	—	—%	529,700	2.3%	—	—%	529,700	6.3%	2.3%	2.5
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	4.2%	4.3%	3.0
Due April 15, 2027	—	—%	529,700	2.1%	—	—%	529,700	6.3%	2.1%	3.5
Due April 15, 2028	—	—%	529,700	1.4%	—	—%	529,700	6.3%	1.4%	4.5
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	3.9%	3.9%	5.8
Due September 28, 2029	—	—%	158,910	3.4%	—	—%	158,910	1.9%	3.4%	6.0
Due June 1, 2030	—	—%	556,185	1.0%	—	—%	556,185	6.6%	1.0%	6.7
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	5.9%	2.4%	7.3
Due February 1, 2032	350,000	2.5%	—	—%	—	—%	350,000	4.2%	2.5%	8.3
Due September 28, 2032	—	—%	211,880	3.7%	—	—%	211,880	2.5%	3.7%	9.0
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	5.0%	2.3%	9.5
Total Senior Unsecured Notes	2,900,000	3.4%	3,045,775	2.0%	—	—%	5,945,775	70.6%	2.7%	4.5
Swapped to Fixed:
Unsecured term loans (due April 24, 2026) (e)	—	—%	529,700	4.3%	—	—%	529,700	6.3%	4.3%	2.6
Floating:
Unsecured term loans (due February 20, 2025) (f)	—	—%	227,771	4.8%	330,840	6.1%	558,611	6.6%	5.6%	1.4
Unsecured revolving credit facility (due February 20, 2025) (g)	155,000	6.2%	345,364	4.6%	16,149	0.8%	516,513	6.1%	5.0%	1.4
Total Recourse Debt	3,055,000	3.5%	4,148,610	2.7%	346,989	5.8%	7,550,599	89.6%	3.2%	4.0

Total Pro Rata Debt Outstanding	$3,611,813	3.7%	$4,384,431	2.7%	$433,403	5.5%	$8,429,647	100.0%	3.3%	3.7
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.
(b)Debt data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $31.4 million and unamortized deferred financing costs totaling $22.4 million as of September 30, 2023.
(d)Includes $117.6 million of non-recourse mortgage debt which is swapped to fixed-rate through mortgage maturity.
(e)Interest rate swap expiration date is December 31, 2024.
(f)We incurred interest at SONIA or EURIBOR, plus 0.85% for both base rates, on our Unsecured term loans. SONIA includes a spread adjustment of 0.0326%.
(g)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at EURIBOR, SOFR or TIBOR, plus 0.775% for all base rates. Each has a floor of 0.00% under the terms of our credit agreement. SOFR includes a spread adjustment of 0.10%. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.3 billion as of September 30, 2023.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2023

Debt Maturity
Dollars in thousands. Pro rata. As of September 30, 2023.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2023	4	$13,847	5.5%	$106,123	$106,123	1.3%
2024	51	37,947	3.9%	250,092	254,130	3.0%
2025	47	37,434	4.4%	364,350	375,493	4.5%
2026	20	18,187	5.0%	97,739	112,868	1.3%
2027	1	—	4.3%	21,450	21,450	0.3%
2031	1	1,096	6.0%	—	2,726	—%
2033	1	1,375	5.6%	1,672	3,736	—%
2039	1	731	5.3%	—	2,522	—%
Total Pro Rata Non-Recourse Debt	126	$110,617	4.5%	$841,426	879,048	10.4%

Recourse Debt
Fixed – Senior unsecured notes:
Due April 1, 2024 (USD)			4.6%		500,000	5.9%
Due July 19, 2024 (EUR)			2.3%		529,700	6.3%
Due February 1, 2025 (USD)			4.0%		450,000	5.3%
Due April 9, 2026 (EUR)			2.3%		529,700	6.3%
Due October 1, 2026 (USD)			4.3%		350,000	4.2%
Due April 15, 2027 (EUR)			2.1%		529,700	6.3%
Due April 15, 2028 (EUR)			1.4%		529,700	6.3%
Due July 15, 2029 (USD)			3.9%		325,000	3.9%
Due September 28, 2029 (EUR)			3.4%		158,910	1.9%
Due June 1, 2030 (EUR)			1.0%		556,185	6.6%
Due February 1, 2031 (USD)			2.4%		500,000	5.9%
Due February 1, 2032 (USD)			2.5%		350,000	4.2%
Due September 28, 2032 (EUR)			3.7%		211,880	2.5%
Due April 1, 2033 (USD)			2.3%		425,000	5.0%
Total Senior Unsecured Notes			2.7%		5,945,775	70.6%
Swapped to Fixed:
Unsecured term loans (due April 24, 2026) (d)			4.3%		529,700	6.3%
Floating:
Unsecured term loans (due February 20, 2025) (e)			5.6%		558,611	6.6%
Unsecured revolving credit facility (due February 20, 2025) (f)			5.0%		516,513	6.1%
Total Recourse Debt			3.2%		7,550,599	89.6%

Total Pro Rata Debt Outstanding			3.3%		$8,429,647	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $31.4 million and unamortized deferred financing costs totaling $22.4 million as of September 30, 2023.
(d)Interest rate swap expiration date is December 31, 2024.
(e)We incurred interest at SONIA or EURIBOR, plus 0.85% for both base rates, on our Unsecured term loans. SONIA includes a spread adjustment of 0.0326%.
(f)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at EURIBOR, SOFR, or TIBOR, plus 0.775% for all base rates. Each has a floor of 0.00% under the terms of our credit agreement. SOFR includes a spread adjustment of 0.10%. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.3 billion as of September 30, 2023.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2023

Senior Unsecured Notes
As of September 30, 2023.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa1	Stable	Baa1
Standard & Poor’s	BBB+	Stable	BBB+

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Sep. 30, 2023
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	40.0%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	3.8%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.2x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	239.1%

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W. P. Carey Inc.
Real Estate
Third Quarter 2023

Investing for the Long Run® | 19

W. P. Carey Inc.
Real Estate – Third Quarter 2023

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Gross Square Footage	Lease Term (Years) (b)	Funded During Three Months Ended Sep. 30, 2023	Total Funded Through Sep. 30, 2023	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
Chattem, Inc.	Chattanooga, TN	Expansion	Warehouse	Q4 2023	120,000	10	$9,021	$14,858	$11,694	$26,552
TWAS Holdings, LLC (2 properties) (c)	Various, US	Purchase Commitment	Retail (Car Wash)	Q4 2023	8,614	20	—	—	8,650	8,650
Expected Completion Date 2023 Total					128,614	13	9,021	14,858	20,344	35,202

Terran Orbital Corporation	Irvine, CA	Redevelopment	Industrial	Q1 2024	94,195	10	1,511	3,255	11,845	15,100
Hexagon Composites ASA	Salisbury, NC	Expansion	Industrial	Q1 2024	113,000	15	4,540	7,677	6,123	13,800
Storage Space	Little Rock, AR	Expansion	Self-Storage (Operating)	Q1 2024	59,850	N/A	56	56	3,514	3,570
Hellweg Die Profi-Baumärkte GmbH & Co. KG (2 properties) (d)	Various, Germany	Renovation	Retail	Q1 2024	N/A	13	—	—	2,225	2,225
Danske Fragtmaend Ejendomme A/S (d)	Fredericia, Denmark	Renovation	Warehouse	Q1 2024	N/A	17	—	—	1,875	1,875
Unidentified	Atlanta, GA	Redevelopment	Warehouse	Q2 2024	213,834	N/A	209	426	17,226	17,652
Outfront Media, LLC (6 properties)	Various, NJ	Build-to-Suit	Outdoor Advertising	Various	N/A	30	—	7,272	474	7,746
Expected Completion Date 2024 Total					480,879	14	6,316	18,686	43,282	61,968

ZF Friedrichshafen AG (e)	Washington, MI	Redevelopment	Research and Development	Q1 2025	81,200	20	1,416	2,309	45,424	47,823
Fraikin SAS (d)	Various, France	Renovation	Industrial	Q4 2025	N/A	16	1,155	1,155	6,155	7,310
Expected Completion Date 2025 Total					81,200	20	2,571	3,464	51,579	55,133

Capital Investments and Commitments Total					690,693	16	$17,908	$37,008	$115,205	$152,303
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Investment Volume section. Funding amounts exclude capitalized construction interest.
(b)Total lease terms are based on weighted-average ABR for the investments expected upon completion.
(c)Projects will be funded upon completion and are contingent on buildings being constructed according to our standards.
(d)Commitment amounts are based on the applicable exchange rate at period end.
(e)We earn interest from this tenant, which is accrued through the construction period and deducted from the remaining commitment.

Investing for the Long Run® | 20

W. P. Carey Inc.
Real Estate – Third Quarter 2023

Investment Activity – Investment Volume
Dollars in thousands. Pro rata. For the nine months ended September 30, 2023.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
1Q23
Plaskolite, LLC (6 properties)	Various, United States	Industrial	Jan-23	$64,861	Sale-leaseback	24	931,521
Siderforgerossi Group S.P.A. (8 properties) (b)	Various, Italy (5 properties) and Spain (3 properties)	Industrial	Mar-23	79,218	Sale-leaseback	25	1,256,209
Berry Global Inc. (2 properties)	Evansville, IN and Lawrence, KS	Industrial	Mar-23	20,000	Renovation	17	N/A
1Q23 Total				164,079		24	2,187,730

2Q23
Apotex Pharmaceutical Holdings (11 properties)	Various, Canada	Industrial, Warehouse	Apr-23	467,811	Sale-leaseback	20	2,268,417
ABC Technologies Holdings Inc. (9 properties) (c)	Various, United States (4 properties), Canada (3 properties), and Mexico (2 properties)	Industrial	Apr-23	97,952	Sale-leaseback	20	1,225,951
TWAS Holdings, LLC (9 properties)	Various, United States	Retail (Car Wash)	May-23	39,713	Sale-leaseback	20	33,433
Bear Holdings, LP (4 properties)	Various, United States	Education (Medical School)	Jun-23	139,092	Sale-leaseback	25	410,332
Storage Space (d)	Little Rock, AR	Self-Storage (Operating)	Jun-23	6,166	Operating	N/A	55,850
2Q23 Total				750,734		21	3,993,983

3Q23
Unchained Labs, LLC	Pleasanton, CA	Laboratory	Aug-23	13,905	Redevelopment	16	N/A
3 Men Movers	Houston, TX	Self-Storage (Operating)	Aug-23	13,120	Operating	N/A	78,372
3Q23 Total				27,025		16	78,372

Year-to-Date Total				941,838		21	6,260,085

		Property Type(s)	Funded During Current Quarter	Funded Year to Date	Expected Funding Completion Date	Total Funded	Maximum Commitment
Description	Property Location(s)
Construction Loan
Southwest Corner of Las Vegas Boulevard & Harmon Avenue Retail Complex (e)	Las Vegas, NV	Retail	$12,918	$36,595	Q3 2024	$229,763	$261,887
Total				36,595

Year-to-Date Total Investment Volume				$978,433
________
(a)Total lease terms are based on weighted-average ABR for the investments as of the respective period ends.
(b)Amount reflects the applicable exchange rate on the date of the transaction.
(c)Amount includes $3.1 million for an expansion at a property leased to this tenant that we already own.
(d)We also committed to fund an additional $3.6 million for an expansion at this facility, which is expected to be completed in the first quarter of 2024.
(e)This construction loan is accounted for as an equity method investment on our consolidated balance sheets, in accordance with U.S. GAAP. The interest rate is 6.0% and interest income is recognized within Earnings from equity method investments on our consolidated statements of income.

Investing for the Long Run® | 21

W. P. Carey Inc.
Real Estate – Third Quarter 2023

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the nine months ended September 30, 2023.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q23
Adler Modemarkte AG (a)	Haibach, Germany	$11,151	Jan-23	Office	180,909
Vacant	Columbus, GA	8,000	Feb-23	Industrial	273,667
Vacant	Bloomington, MN	3,150	Mar-23	Office	221,800
Vacant	Chicago, IL	17,500	Mar-23	Office	178,490
Vacant	Virginia, MN	2,900	Mar-23	Office	62,973
1Q23 Total		42,701			917,839

2Q23
Vacant (a)	Doncaster, United Kingdom	945	May-23	Land	N/A
Vacant (formerly Pendragon PLC) (a)	West Bromwich, United Kingdom	3,285	May-23	Retail	23,236
Vacant (formerly Pendragon PLC) (a)	Cardiff, United Kingdom	1,266	Jun-23	Retail	14,894
2Q23 Total		5,496			38,130

3Q23
RLJ-McLarty-Landers Automotive Holdings, LLC	Lee's Summit, MO	10,800	Jul-23	Retail	33,167
Telefónica España Filiales, S.A.U (a)	Tres Cantos, Spain	87,888	Jul-23	Office	451,431
Marriott Corporation (3 properties)	Louisville, KY; Linthicum, MD; and Spokane, WA	48,740	Aug-23; Sep-23	Hotel (Operating)	259,439
Vacant	Pinconning, MI	630	Sep-23	Industrial	220,588
3Q23 Total		148,058			964,625

Year-to-Date Total Dispositions		$196,255			1,920,594
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the Long Run® | 22

W. P. Carey Inc.
Real Estate – Third Quarter 2023

Joint Ventures
Dollars in thousands. As of September 30, 2023.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Asset Type	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Venture (Equity Method Investment) (d)
Harmon Retail Corner	Common equity interest	15.00%	$143,000	$—	$21,450	$—
Kesko Senukai (e)	Net lease	70.00%	103,343	15,436	72,340	10,806
Johnson Self Storage	Self-storage operating	90.00%	—	N/A	—	N/A
Total Unconsolidated Joint Ventures			246,343	15,436	93,790	10,806

Consolidated Joint Ventures
COOP Ost SA (e)	Net lease	90.10%	51,306	6,718	46,227	6,053
Fentonir Trading & Investments Limited (e)	Net lease	94.90%	—	8,138	—	7,723
State of Iowa Board of Regents	Net lease	90.00%	6,205	4,258	5,585	3,833
McCoy-Rockford, Inc.	Net lease	90.00%	—	948	—	853
Total Consolidated Joint Ventures			57,511	20,062	51,812	18,462
Total Unconsolidated and Consolidated Joint Ventures			$303,854	$35,498	$145,602	$29,268
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized discount, net totaling $0.8 million and unamortized deferred financing costs totaling $0.4 million as of September 30, 2023.
(c)Excludes unamortized discount, net totaling $0.7 million and unamortized deferred financing costs totaling less than $0.1 million as of September 30, 2023.
(d)Excludes a construction loan for a retail complex in Las Vegas, Nevada, accounted for as an equity method investment in real estate, as described in the Components of Net Asset Value section.
(e)Amounts are based on the applicable exchange rate at the end of the period.

Investing for the Long Run® | 23

W. P. Carey Inc.
Real Estate – Third Quarter 2023

Top Ten Tenants
Dollars in thousands. Pro rata. As of September 30, 2023.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP (a)	Net lease self-storage properties in the U.S.	78	$38,751	2.6%	0.5
Apotex Pharmaceutical Holdings Inc. (b)	Pharmaceutical R&D and manufacturing properties in Canada	11	31,528	2.2%	19.5
State of Andalucía (c)	Government office properties in Spain	70	31,196	2.1%	11.2
Metro Cash & Carry Italia S.p.A. (c)	Business-to-business wholesale stores in Italy and Germany	20	29,099	2.0%	5.0
Hellweg Die Profi-Baumärkte GmbH & Co. KG (c)	Do-it-yourself retail properties in Germany	35	28,937	2.0%	13.4
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S.	27	25,036	1.7%	20.6
ABC Technologies Holdings Inc. (b) (d)	Automotive component manufacturing properties in North America	23	24,251	1.7%	19.6
OBI Group (c)	Do-it-yourself retail properties in Poland	26	23,738	1.6%	7.7
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	22,245	1.5%	20.0
Fortenova Grupa d.d. (c)	Grocery stores and warehouses in Croatia	19	21,444	1.5%	10.6
Total (e)		312	$276,225	18.9%	12.2
________
(a)As of September 30, 2023, Mercury Partners, LP (a related party of U-Haul Moving Partners Inc.) provided notice that it intends to exercise its option to repurchase the 78 properties it is leasing.
(b)ABR from these properties is denominated in U.S. dollars.
(c)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(d)Of the 23 properties leased to ABC Technologies Holdings Inc., nine are located in Canada, eight are located in the United States, and six are located in Mexico.
(e)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 24

W. P. Carey Inc.
Real Estate – Third Quarter 2023

Diversification by Property Type
In thousands, except percentages. Pro rata. As of September 30, 2023.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$312,616	21.4%	52,721	29.4%
Warehouse	210,182	14.4%	42,204	23.5%
Retail (b)	51,156	3.5%	2,801	1.6%
Office	150,554	10.3%	9,235	5.2%
Self Storage (net lease)	63,786	4.4%	5,810	3.2%
Other (c)	116,785	8.0%	5,688	3.2%
U.S. Total	905,079	62.0%	118,459	66.1%

International
Industrial	114,104	7.8%	14,798	8.3%
Warehouse	132,553	9.1%	20,738	11.6%
Retail (b)	193,779	13.3%	17,455	9.7%
Office	76,013	5.2%	6,009	3.3%
Self Storage (net lease)	—	—%	—	—%
Other (c)	37,646	2.6%	1,773	1.0%
International Total	554,095	38.0%	60,773	33.9%

Total
Industrial	426,720	29.2%	67,519	37.7%
Warehouse	342,735	23.5%	62,942	35.1%
Retail (b)	244,935	16.8%	20,256	11.3%
Office	226,567	15.5%	15,244	8.5%
Self Storage (net lease)	63,786	4.4%	5,810	3.2%
Other (c)	154,431	10.6%	7,461	4.2%
Total (d)	$1,459,174	100.0%	179,232	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, laboratory, hotel (net lease), research and development, specialty, fitness facility, student housing (net lease), theater, funeral home, restaurant, land, parking and outdoor advertising.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 25

W. P. Carey Inc.
Real Estate – Third Quarter 2023

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of September 30, 2023.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Square Footage %
Retail Stores (a)	$290,733	19.9%	36,172	20.2%
Consumer Services	126,851	8.7%	8,507	4.8%
Beverage and Food	109,282	7.5%	15,759	8.8%
Automotive	95,253	6.5%	14,648	8.2%
Healthcare and Pharmaceuticals	91,104	6.2%	7,740	4.3%
Grocery	86,876	6.0%	8,404	4.7%
Cargo Transportation	65,070	4.5%	9,550	5.3%
Capital Equipment	56,457	3.9%	8,238	4.6%
Business Services	51,729	3.5%	4,115	2.3%
Containers, Packaging, and Glass	49,920	3.4%	8,266	4.6%
Construction and Building	48,434	3.3%	9,158	5.1%
Durable Consumer Goods	47,583	3.3%	10,299	5.7%
Sovereign and Public Finance	44,927	3.1%	3,560	2.0%
Hotel and Leisure	41,443	2.8%	2,024	1.1%
High Tech Industries	35,839	2.5%	3,486	1.9%
Chemicals, Plastics, and Rubber	35,383	2.4%	6,186	3.5%
Insurance	30,917	2.1%	1,961	1.1%
Non-Durable Consumer Goods	26,258	1.8%	5,971	3.3%
Metals	25,863	1.8%	4,515	2.5%
Telecommunications	17,615	1.2%	1,686	0.9%
Banking	15,618	1.1%	1,008	0.6%
Other (b)	66,019	4.5%	7,979	4.5%
Total (c)	$1,459,174	100.0%	179,232	100.0%
________
(a)Includes automotive dealerships.
(b)Includes ABR from tenants in the following industries: aerospace and defense, wholesale, media: advertising, printing, and publishing, oil and gas, media: broadcasting and subscription, utilities: electric, environmental industries, consumer transportation, forest products and paper, electricity, finance and real estate. Also includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 26

W. P. Carey Inc.
Real Estate – Third Quarter 2023

Diversification by Geography
In thousands, except percentages. Pro rata. As of September 30, 2023.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
South
Texas	$120,554	8.3%	12,613	7.0%
Florida	53,283	3.7%	4,380	2.4%
Georgia	28,088	1.9%	4,385	2.4%
Tennessee	26,912	1.8%	4,296	2.4%
Alabama	21,515	1.5%	3,346	1.9%
Other (b)	16,223	1.1%	2,402	1.3%
Total South	266,575	18.3%	31,422	17.4%
Midwest
Illinois	74,046	5.1%	10,582	5.9%
Minnesota	34,922	2.4%	3,405	1.9%
Ohio	33,681	2.3%	7,008	3.9%
Indiana	29,814	2.0%	5,137	2.9%
Michigan	28,991	2.0%	4,595	2.6%
Wisconsin	18,942	1.3%	3,276	1.8%
Other (b)	43,924	3.0%	6,204	3.5%
Total Midwest	264,320	18.1%	40,207	22.5%
East
North Carolina	39,651	2.7%	8,404	4.7%
Pennsylvania	33,531	2.3%	3,569	2.0%
New York	20,200	1.4%	2,257	1.2%
South Carolina	18,739	1.3%	4,949	2.8%
Massachusetts	18,607	1.3%	1,387	0.8%
Kentucky	17,740	1.2%	2,980	1.7%
Virginia	15,347	1.1%	1,854	1.0%
Other (b)	38,602	2.6%	4,662	2.6%
Total East	202,417	13.9%	30,062	16.8%
West
California	66,042	4.5%	6,100	3.4%
Arizona	30,884	2.1%	3,437	1.9%
Utah	15,155	1.0%	2,085	1.2%
Colorado	14,793	1.0%	1,106	0.6%
Other (b)	44,893	3.1%	4,040	2.3%
Total West	171,767	11.7%	16,768	9.4%
U.S. Total	905,079	62.0%	118,459	66.1%
International
Germany	72,778	5.0%	6,839	3.8%
Spain	61,825	4.2%	5,179	2.9%
The Netherlands	59,680	4.1%	7,054	3.9%
Poland	58,416	4.0%	8,635	4.8%
United Kingdom	51,602	3.5%	4,742	2.7%
Canada (c)	50,807	3.5%	5,087	2.8%
Italy	32,056	2.2%	3,354	1.9%
Denmark	24,364	1.7%	3,039	1.7%
Croatia	22,239	1.5%	2,063	1.2%
France	21,111	1.4%	1,679	0.9%
Norway	15,330	1.1%	742	0.4%
Other (d)	83,887	5.8%	12,360	6.9%
International Total	554,095	38.0%	60,773	33.9%
Total (e)	$1,459,174	100.0%	179,232	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within Midwest include assets in Iowa, Missouri, Kansas, Nebraska, South Dakota and North Dakota. Other properties within East include assets in New Jersey, Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within West include assets in Oregon, Nevada, Washington, Hawaii, Idaho, Montana, New Mexico and Wyoming.
(c)$46.8 million (92%) of ABR from properties in Canada is denominated in U.S. dollars, with the balance denominated in Canadian dollars.
(d)Includes assets in Mexico, Lithuania, Finland, Belgium, Hungary, Mauritius, Slovakia, Portugal, the Czech Republic, Austria, Sweden, Latvia, Japan and Estonia.
(e)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 27

W. P. Carey Inc.
Real Estate – Third Quarter 2023

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of September 30, 2023.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
Uncapped CPI	$524,590	36.0%	54,556	30.4%
Capped CPI	241,192	16.5%	33,715	18.8%
CPI-linked	765,782	52.5%	88,271	49.2%
Fixed	642,080	44.0%	85,899	47.9%
Other (a)	37,639	2.6%	2,464	1.4%
None	13,673	0.9%	638	0.4%
Vacant	—	—%	1,960	1.1%
Total (b)	$1,459,174	100.0%	179,232	100.0%
________
(a)Represents leases attributable to percentage rent.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 28

W. P. Carey Inc.
Real Estate – Third Quarter 2023

Same-Store Analysis
Dollars in thousands. Pro rata.

Contractual Same-Store Growth

Same-store portfolio includes leases that were continuously in place during the period from September 30, 2022 to September 30, 2023. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of September 30, 2023.

	ABR
	As of
	Sep. 30, 2023	Sep. 30, 2022	Increase	% Increase
Property Type
Industrial	$342,849	$330,497	$12,352	3.7%
Warehouse	336,027	324,547	11,480	3.5%
Retail (a)	236,387	222,633	13,754	6.2%
Office	221,576	211,801	9,775	4.6%
Self Storage (net lease)	63,786	61,707	2,079	3.4%
Other (b)	135,084	130,217	4,867	3.7%
Total	$1,335,709	$1,281,402	$54,307	4.2%

Rent Adjustment Measure
Uncapped CPI	$504,608	$472,691	$31,917	6.8%
Capped CPI	229,380	222,865	6,515	2.9%
CPI-linked	733,988	695,556	38,432	5.5%
Fixed	551,159	537,588	13,571	2.5%
Other (c)	36,889	34,585	2,304	6.7%
None	13,673	13,673	—	—%
Total	$1,335,709	$1,281,402	$54,307	4.2%

Geography
U.S.	$832,672	$807,940	$24,732	3.1%
Europe	469,093	440,638	28,455	6.5%
Other International (d)	33,944	32,824	1,120	3.4%
Total	$1,335,709	$1,281,402	$54,307	4.2%

Same-Store Portfolio Summary
Number of properties	1,289
Square footage (in thousands)	162,239

Investing for the Long Run® | 29

W. P. Carey Inc.
Real Estate – Third Quarter 2023

Comprehensive Same-Store Growth

Same-store portfolio includes leased properties that were continuously owned and in place during the quarter ended September 30, 2022 through September 30, 2023 (including properties that were subject to lease renewals, extensions or modifications at any time during that period). Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. Excludes properties acquired in the CPA:18 Merger on August 1, 2022. For purposes of comparability, same-store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended September 30, 2023. Same-store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same-store pro rata rental income and for details on how it is calculated.

	Same-Store Pro Rata Rental Income
	Three Months Ended
	Sep. 30, 2023	Sep. 30, 2022	Increase	% Increase
Property Type
Industrial	$83,478	$80,019	$3,459	4.3%
Warehouse	79,457	76,913	2,544	3.3%
Retail (a)	57,835	56,283	1,552	2.8%
Office	49,845	48,420	1,425	2.9%
Self Storage (net lease)	15,899	15,401	498	3.2%
Other (b)	30,286	28,923	1,363	4.7%
Total	$316,800	$305,959	$10,841	3.5%

Rent Adjustment Measure
Uncapped CPI	$120,023	$114,536	$5,487	4.8%
Capped CPI	59,864	59,310	554	0.9%
CPI-linked	179,887	173,846	6,041	3.5%
Fixed	124,528	120,369	4,159	3.5%
Other (c)	9,185	8,618	567	6.6%
None	3,200	3,126	74	2.4%
Total	$316,800	$305,959	$10,841	3.5%

Geography
U.S.	$198,052	$190,942	$7,110	3.7%
Europe	111,728	108,227	3,501	3.2%
Other International (d)	7,020	6,790	230	3.4%
Total	$316,800	$305,959	$10,841	3.5%

Same-Store Portfolio Summary
Number of properties	1,303
Square footage (in thousands)	154,339

Investing for the Long Run® | 30

W. P. Carey Inc.
Real Estate – Third Quarter 2023

The following table presents a reconciliation from lease revenues to same-store pro rata rental income:

	Three Months Ended
	Sep. 30, 2023	Sep. 30, 2022
Consolidated Lease Revenues
Total lease revenues – as reported	$369,159	$331,902
Income from finance leases and loans receivable	27,575	20,637
Less: Reimbursable tenant costs – as reported	(20,498)	(18,874)
Less: Income from secured loans receivable	(1,568)	(4,164)
	374,668	329,501

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity method investments	3,894	5,425
Less: Pro rata share of adjustments for noncontrolling interests	(317)	(215)
	3,577	5,210

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(18,662)	(14,326)
Add: Above- and below-market rent intangible lease amortization	7,835	11,186
Less: Adjustments for pro rata ownership	(1,515)	(1,134)
	(12,342)	(4,274)

Adjustment to normalize for (i) properties not continuously owned since July 1, 2022 and (ii) constant currency presentation for prior year quarter (e)	(49,103)	(24,478)

Same-Store Pro Rata Rental Income	$316,800	$305,959
________
(a)Includes automotive dealerships.
(b)Includes ABR or same-store pro rata rental income from tenants with the following property types: education facility, hotel (net lease), laboratory, specialty, fitness facility, research and development, student housing (net lease), theater, funeral home, restaurant, land, parking and outdoor advertising.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico and Japan.
(e)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended September 30, 2022 through September 30, 2023. In addition, for the three months ended September 30, 2022, an adjustment is made to reflect average exchange rates for the three months ended September 30, 2023 for purposes of comparability, since same-store pro rata rental income is presented on a constant currency basis.

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W. P. Carey Inc.
Real Estate – Third Quarter 2023

Leasing Activity
For the three months ended September 30, 2023, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (b)	Rent Recapture			Incremental Lease Term
Industrial	101,599	2	$1,356	$1,162	85.7%	$35	$—	10.0 years
Warehouse	688,372	4	3,740	4,142	110.7%	—	—	5.4 years
Retail	3,300	1	83	83	100.0%	—	—	5.0 years
Office	104,598	1	3,027	2,458	81.2%	3,250	750	9.3 years
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other (c)	207,805	3	5,144	2,975	57.8%	—	—	2.0 years
Total / Weighted Average (d)	1,105,674	11	$13,350	$10,820	81.0%	$3,285	$750	7.3 years

Q3 Summary
Prior Lease ABR (% of Total Portfolio)			0.9%

New Leases				Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
ABR
Property Type	Square Feet	Number of Leases	New Lease ($000s) (b)			New Lease Term
Industrial	180,861	1	$977	$1,078	$391	15.0 years
Warehouse	—	—	—	—	—	N/A
Retail	—	—	—	—	—	N/A
Office	—	—	—	—	—	N/A
Self Storage (net lease)	—	—	—	—	—	N/A
Other	—	—	—	—	—	N/A
Total / Weighted Average (e)	180,861	1	$977	$1,078	$391	15.0 years
_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Includes a lease amendment at a theater property, for which ABR was reduced from $2.6 million to $1.9 million and the lease expiration was updated from July 2033 to July 2028. However, this lease amendment is excluded from the incremental lease term column.
(d)Weighted average refers to the incremental lease term.
(e)Weighted average refers to the new lease term.

Investing for the Long Run® | 32

W. P. Carey Inc.
Real Estate – Third Quarter 2023

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of September 30, 2023.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
Remaining 2023	14	12	$14,883	1.0%	2,588	1.5%
2024 (b)	40	34	89,193	6.1%	10,927	6.1%
2025	53	33	64,663	4.4%	7,101	4.0%
2026	46	37	67,566	4.6%	9,089	5.1%
2027	56	33	83,173	5.7%	8,639	4.8%
2028	50	32	71,890	4.9%	5,425	3.0%
2029	57	29	70,023	4.8%	8,470	4.7%
2030	34	30	69,601	4.8%	5,719	3.2%
2031	37	21	72,202	5.0%	8,749	4.9%
2032	41	22	46,043	3.2%	6,200	3.5%
2033	29	22	79,474	5.5%	11,115	6.2%
2034	50	19	91,985	6.3%	9,023	5.0%
2035	16	15	31,218	2.1%	5,059	2.8%
2036	46	19	70,654	4.8%	10,995	6.1%
Thereafter (>2036)	281	120	536,606	36.8%	68,173	38.0%
Vacant	—	—	—	—%	1,960	1.1%
Total (c)	850		$1,459,174	100.0%	179,232	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)Includes ABR of $38.8 million from Mercury Partners, LP (a related party of U-Haul Moving Partners, Inc.) that as of September 30, 2023 provided notice of its intention to exercise its option to repurchase the 78 properties it is leasing.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 33

W. P. Carey Inc.
Real Estate – Third Quarter 2023

Self Storage Operating Properties Portfolio
Square footage in thousands. Pro rata. As of September 30, 2023.

State / District	Number of Properties	Number of Units	Square Footage	Square Footage %	Period End Occupancy
Florida	22	15,961	1,844	29.3%	92.0%
Texas	13	7,477	921	14.6%	88.3%
California	10	6,581	860	13.6%	92.9%
Illinois	10	4,797	665	10.6%	89.7%
South Carolina	6	3,713	377	6.0%	88.2%
Georgia	5	2,052	250	4.0%	89.1%
North Carolina	4	2,829	301	4.8%	89.1%
Nevada	3	2,423	243	3.9%	92.8%
Delaware	3	1,678	241	3.8%	92.1%
Hawaii	2	954	95	1.5%	91.3%
Washington, DC	1	880	67	1.1%	93.1%
New York	1	792	61	1.0%	71.3%
Kentucky	1	764	121	1.9%	92.1%
Arkansas	1	587	56	0.9%	89.0%
Louisiana	1	541	59	0.9%	75.7%
Massachusetts	1	482	58	0.9%	92.1%
Oregon	1	442	40	0.6%	97.6%
Missouri	1	330	41	0.6%	87.5%
Total (a)	86	53,283	6,300	100.0%	90.5%
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 34

W. P. Carey Inc.
Appendix
Third Quarter 2023

Investing for the Long Run® | 35

W. P. Carey Inc.
Appendix – Third Quarter 2023

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Sep. 30, 2023
Consolidated Lease Revenues
Total lease revenues – as reported	$369,159
Income from finance leases and loans receivable	27,575
Less: Income from secured loans receivable	(1,568)

Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	20,498
Non-reimbursable property expenses – as reported	13,021
361,647

Plus: NOI from Operating Properties
Self-storage revenues	23,416
Self-storage expenses	(8,205)
15,211

Hotel revenues	23,157
Hotel expenses	(17,053)
6,104

Student housing and other revenues	2,645
Student housing and other expenses	(1,312)
1,333

384,295

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity method investments (a)	3,886
Less: Pro rata share of NOI attributable to noncontrolling interests (b)	(380)
3,506

387,801

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(18,662)
Add: Above- and below-market rent intangible lease amortization	7,835
Add: Other non-cash items	474
(10,353)

Pro Rata Cash NOI (c)	377,448

Adjustment to normalize for intra-period acquisition volume and dispositions (d)	(299)

Normalized Pro Rata Cash NOI (c)	$377,149

Investing for the Long Run® | 36

W. P. Carey Inc.
Appendix – Third Quarter 2023

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Sep. 30, 2023
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$124,167
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	256,493
Less: Property expenses, excluding reimbursable tenant costs – as reported	(13,021)
Less: Operating property expenses – as reported	(26,570)
216,902

Adjustments for Other Consolidated Revenues and Expenses:
Less: Other lease-related income – as reported	(2,310)
Less: Reimbursable property expenses – as reported	(20,498)
Add: Other income and (expenses)	62,553
Add: Provision for income taxes	5,090
44,835

Other Adjustments:
Less: Straight-line and other leasing and financing adjustments	(18,662)
Add: Above- and below-market rent intangible lease amortization	7,835
Add: Adjustments for pro rata ownership	3,490
Less: Income from secured loans receivable	(1,568)
Adjustment to normalize for intra-period acquisition volume and dispositions (d)	(299)
Add: Property expenses, excluding reimbursable tenant costs, non-cash	449
(8,755)

Normalized Pro Rata Cash NOI (c)	$377,149
________
(a)Includes $1.6 million from equity method investments in self-storage operating properties.
(b)Includes less than $0.1 million from noncontrolling interests attributable to student housing operating properties.
(c)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(d)For properties acquired and capital investments and commitments completed during the three months ended September 30, 2023, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended September 30, 2023, the adjustment eliminates our pro rata share of cash NOI for the period.

Investing for the Long Run® | 37

W. P. Carey Inc.
Appendix – Third Quarter 2023

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Net income	$124,999	$144,580	$294,441	$209,503	$104,268

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	144,771	143,548	156,409	140,749	132,181
Interest expense	76,974	75,488	67,196	67,668	59,022
Straight-line and other leasing and financing adjustments (b)	(18,662)	(19,086)	(15,050)	(14,766)	(14,326)
Impairment charges — real estate	15,173	—	—	12,734	—
Stock-based compensation expense	9,050	8,995	7,766	9,739	5,511
Above- and below-market rent intangible lease amortization	7,835	8,824	10,861	8,652	11,186
Provision for income taxes	5,090	10,129	15,119	6,126	8,263
Merger and other expenses (c)	4,152	1,419	24	2,058	17,667
Other (gains) and losses (d)	(2,859)	1,366	(8,100)	(97,059)	15,020
(Gain) loss on sale of real estate, net (e)	(2,401)	(1,808)	(177,749)	(5,845)	4,736
Other amortization and non-cash charges	457	411	404	399	349
Gain on change in control of interests (f)	—	—	—	—	(33,931)
Impairment charges — Investment Management goodwill (g)	—	—	—	—	29,334
	239,580	229,286	56,880	130,455	235,012

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments	2,656	3,013	2,050	2,076	2,124
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(400)	(347)	(443)	(511)	(308)
	2,256	2,666	1,607	1,565	1,816
Equity Method Investments in the Managed Programs: (h)
Less: Income from equity method investments in the Managed Programs	—	—	—	—	(1,512)
Add: Distributions received from equity method investments in the Managed Programs	—	—	—	—	535
	—	—	—	—	(977)
Add: Intra-period normalization of CPA:18 Merger (closed August 1, 2022) (i)	—	—	—	—	7,456
Adjusted EBITDA (j)	$366,835	$376,532	$352,928	$341,523	$347,575
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(c)Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off. Amount for the three months ended September 30, 2022 is primarily comprised of costs incurred in connection with the CPA:18 Merger.
(d)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency exchange rate movements, as well as non-cash allowance for credit losses on loans receivable and finance leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(e)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon receiving notice of the exercise of a purchase option for a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(f)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(g)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(h)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(i)The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. The adjustment is reduced for advisory fees received from CPA:18 – Global during the three months ended September 30, 2022.
(j)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

Investing for the Long Run® | 38

W. P. Carey Inc.
Appendix – Third Quarter 2023

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Net income from Real Estate	$124,126	$144,646	$293,292	$210,107	$110,715

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	144,771	143,548	156,409	140,749	132,181
Interest expense	76,974	75,488	67,196	67,668	59,022
Straight-line and other leasing and financing adjustments (b)	(18,662)	(19,086)	(15,050)	(14,766)	(14,326)
Impairment charges — real estate	15,173	—	—	12,734	—
Stock-based compensation expense	9,050	8,995	7,766	9,739	5,511
Above- and below-market rent intangible lease amortization	7,835	8,824	10,861	8,652	11,186
Provision for income taxes	5,090	10,236	15,402	4,908	3,631
Merger and other expenses (c)	4,152	1,419	24	2,058	17,667
(Gain) loss on sale of real estate, net (d)	(2,401)	(1,808)	(177,749)	(5,845)	4,736
Other (gains) and losses (e)	(2,180)	890	(7,586)	(96,846)	13,960
Other amortization and non-cash charges	457	411	404	399	349
Gain on change in control of interests (f)	—	—	—	—	(11,405)
	240,259	228,917	57,677	129,450	222,512

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments	2,656	3,013	2,050	2,076	2,124
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(400)	(347)	(443)	(511)	(308)
	2,256	2,666	1,607	1,565	1,816
Add: Intra-period normalization of CPA:18 Merger (closed August 1, 2022) (g)	—	—	—	—	11,892
Adjusted EBITDA – Real Estate (h)	$366,641	$376,229	$352,576	$341,122	$346,935
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(c)Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off. Amount for the three months ended September 30, 2022 is primarily comprised of costs incurred in connection with the CPA:18 Merger.
(d)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon receiving notice of the exercise of a purchase option for a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(e)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency exchange rate movements, as well as non-cash allowance for credit losses on loans receivable and finance leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(f)Amount for the three months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(g)The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter.
(h)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

Investing for the Long Run® | 39

W. P. Carey Inc.
Appendix – Third Quarter 2023

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Net income (loss) from Investment Management	$873	$(66)	$1,149	$(604)	$(6,447)

Adjustments to Derive Adjusted EBITDA (a)
Other (gains) and losses (b)	(679)	476	(514)	(213)	1,060
(Benefit from) provision for income taxes	—	(107)	(283)	1,218	4,632
Impairment charges — Investment Management goodwill (c)	—	—	—	—	29,334
Gain on change in control of interests (d)	—	—	—	—	(22,526)
	(679)	369	(797)	1,005	12,500

Adjustments for Pro Rata Ownership
Equity Method Investments in the Managed Programs: (e)
Less: Income from equity method investments in the Managed Programs	—	—	—	—	(1,512)
Add: Distributions received from equity method investments in the Managed Programs	—	—	—	—	535
	—	—	—	—	(977)
Add: Intra-period normalization of CPA:18 Merger (closed August 1, 2022) (f)	—	—	—	—	(4,436)
Adjusted EBITDA – Investment Management (g)	$194	$303	$352	$401	$640
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses from foreign currency exchange rate movements and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(d)Amount for the three months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(e)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(f)The adjustment reduces Adjusted EBITDA for advisory fees received from CPA:18 – Global during the three months ended September 30, 2022.
(g)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

Investing for the Long Run® | 40

W. P. Carey Inc.
Appendix – Third Quarter 2023

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Same-Store Pro Rata Rental Income
Same-store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same-store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same-store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same-store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same-store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same-store rental income and/or same-store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – Third Quarter 2023

Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Cash Interest Expense
Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.
Cash Interest Expense Coverage Ratio
Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations. Cash interest expense for the trailing 12 months as of September 30, 2023 is equal to $267.1 million, comprised of interest expense calculated in accordance with GAAP ($287.3 million), plus capitalized interest ($0.3 million) and other non-cash amortization expense ($0.1 million), less amortization of deferred financing costs and debt premiums/discounts ($21.4 million), adjusted for pro rata ownership ($0.9 million).
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of September 30, 2023. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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